Exhibit 2

TELE NORTE LESTE PARTICIPAÇÕES S.A.

CNPJ/MF nº 02.558.134/0001-58

NIRE 33 3 0026253 9

Publicly Held Company

Minutes of the Extraordinary General Shareholders’ Meeting of Tele Norte Leste Participações S.A., held on May 20, 2008, drafted in summary form in accordance with Section 14, 1st paragraph, of the Company’s Bylaws:

1.	Date, time and place: May 20, 2008, at 12:30 p.m., at the Company’s headquarters at Rua Humberto de Campos, No. 425, 8th floor – Leblon, city of Rio de Janeiro, state of Rio de Janeiro.

2.	Agenda: (i) To amend the Company’s Bylaws to increase the number of members of the Board of Directors from 11 members to 13 members. Section 20 of the Bylaws would read as follows: “Section 20 - The Board of Directors will consist of up to 13 members and an equal number of alternates, all of whom must be shareholders of the Company”, and (ii) To amend the Bylaws to correct the reference set forth in item IV of Section 19, which would read as follows: “determine whether to distribute interim dividends pursuant to paragraph 2 of Section 37 of these Bylaws”.

3.	Meeting invitation: Meeting invitation to the shareholders of the Company was published in the editions of May 5, 2008, on page 26; of May 6, 2008, on page 14 and of May 7, 2008, on page 10, in part V of the Official Gazette of the state of Rio de Janeiro, and in the editions of May 2, 2008, May 3, 2008 and May 4, 2008 on page B6, of May 5, 2008 on page C3, and of May 6, 2008 on page A6 in the newspaper “Valor Econômico - Edição Nacional”, in accordance with Section 133, of Law No. 6,404/76.

4.	Attendance: Shareholders representing 68.04% of the Company’s voting capital stock and 7.28% of the non-voting preferred capital stock, pursuant to the signatures appearing in the Shareholders’ Meetings Attendance Book.

5.	Chairman and Secretary of the Meeting: Chairman, Mr. Leandro Luiz Zancan, and Secretary of the Meeting, Mrs. Maria Gabriela Campos da Silva Menezes Côrtes.

6.	Resolutions: Shareholders entitled to vote present at the Meeting unanimously decided as follows:

6.1.	To approve the increase in the number of members of the Company’s Board of Directors from up to 11 to up to 13 members. As a result, Section 20 of the Company’s Bylaws will read as follows:

“Section 20 - The Board of Directors will consist of up to 13 members and an equal number of alternates, all of whom must be shareholders of the Company.”

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Extraordinary General Shareholders’ Meeting held on May 20, 2008

6.2.	To correct the reference contained in item IV, Section 19 of the Company’s Bylaws, which currently reads “Paragraph 3 of Section 40 of these Bylaws” to “Paragraph 2 of Section 37 of these Bylaws”. As a result, Section 19 of the Company’s Bylaws, will read as follows:

“Section 19 - (...)

IV – determine whether to distribute interim dividends pursuant to paragraph 2 of the Section 37 of these Bylaws;

(...)”

6.3.	That the minutes of this Extraordinary General Shareholders’ Meeting be prepared in the form of a summary and be published without the signatures of the attending shareholders, as permitted by Article 130 and its paragraphs of Law No. 6,404/76.

7.

Adjournment of the Meeting: No other matters discussed, these minutes were prepared, read, approved and signed by the shareholders representing the majority of the Company’s capital stock. Rio de Janeiro, May 20, 2008. (Telemar Participações S.A by proxy José Augusto da Gama Fiqueira; Previdência dos Funcionários do Banco do Brasil – PREVI by proxy Vinicius Nascimento Neves; BB RF IV Fundo de Investimento de Renda Fixa Longo Prazo, BB Carteira Livre I Fundo de Investimento em Ações; by proxy Vinicius Nascimento Neves; Fundação Petrobras de Seguridade Social – Petros by proxy Renato de Mello Gomes dos Santos; First State Global Emerging Markets Leaders Fund; British Coal Staff Superannuation Scheme Vanguard Emerging Markets Stock Index Fund; The Master Trust Bank of Japan Ltd.; Ofi Trust Company; Ofi Institutional Emerging Markets Equity Fund LP; Schwab Fundamental Emerging Markets Index Fund; Virginia Retirement System; Panagora Group Trust; Philips Electronics North America Corporation Master Retirement Trust; Ups Retirement Plan; Acadian Core International Equity; Sei Investments Canada Company Emerging Markets Equity Fund; Florida Retirement System Trust Fund; Gwinnett Country Board of Educations Retirement System; United Technologies Corporation Master Retirement Trust; The Texas Education Agency; Educational Employees Supplementary Retirement System of Fairfax Country; Omers Administration Corporation; Frank Russel Invest. Co-Emerg. Markets F; IBM Tax Deferred Saving Plan; Stichting Mn Services Aandelenfond; Van Kampen Series Fund Inc; Morgan Stanley International Fund; The Monetary Authority of Singapore; State St.Bank & Trus. Fds for Employee; Teacher Retirement System of Texas; E. I. Dupont de Nemours Pension and Retir; Oppenheimer Developing Markets Fund; Norges Bank; Franklin Templeton Tax Class Corp; Vanguard Investment Series Plc; The Latin America Discovery Fund Inc; The Em Mkt Eq Inv Port of Cons Gr Cap; Daily Active Em Mkts Sec Lend Com Tr Fd; Ntcc Collective Funds For Employees Bene; Ntcc Collective Funds For Grantor T; Ntgi Qm Common Daily All Count World Exu; Ntgi Quantitative Management Collect Fund; State Street

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Extraordinary General Shareholders’ Meeting held on May 20, 2008

Emerging Market; The Welcome Trust Limited; Japan Trustee Serv. Bank Ltd As Trustee For The Sumitomo T & Banking Co Ltd As Trustee For Morgan Stanley Latin America Equity Fund (For Qualified Institutional Investors Only); John Hancock Trust International Equity Index Trust A; John Hancock Trust International Equity Index Trust B; John Hancock Funds II International Equity Index Fund; Wells Fargo Master Trust Diversified Sto; Stichting Bedrijfstak Pensioenfonds Voor; Ishares Msci Bric Index Fund; Barclays Global Investors Na; Ohio School Employees Retirement System; Ishares Msci Brasil - Free - Index Fund; Ford Motor Company of Canada L Pension T; The Future Fund Board of Guardians; Emerging Markets Sudan Free Equity Index; The Public School Retirement System of Missouri; Laudus Rosenberg International Discovery Fund; Bell Atlantic Master Pension Trust; The Brazil Msci Emerging Markets Index Comm; Acadian - Emerging Markets Equity Offshore Master LP; The Emerging M S of The Dfa I T Co; Emer Mkts Core Eq Port Dfa Invest Dimens; Wilmington Multi-Manager Intl Fun; Frank Russell Investment Company Pl; Fidelity Invest Trust Latin America Fund; Fidelity Funds - Latin America Fund; Gmo Mean Reversion Fd Onshore A Series O; Morgan Stanley Investment Management Active International Allocation Trust; The California State Teachers Retirement System; College Retirement Equities Fund; Fidelity Advisor Ser. VIII Latin America Fd; Vanguard Ftse All-World Ex-Us Index Fund (S Series of Vanguard International Equity Index Funds); The Pension Reserves Investment Management Board; Central States Southeast And Southwest Areas Pension Fund; Pacific Life Funds - Pl Emerging Markets F; State of Connecticut Ret Plans And Trt F; The State Teachers Retirement System of Ohio; The Royal Bank of Scotland Plc As Depositary of First State Global Emerging Markets; T R B O S Plc A D O F S G E M L F Sub F; Schroder Emerging Winners Balanced Fund-Mother; Schroder Brics Equity Mother Fund; Balentine International Equity Fund Select LP; Eaton Vance Structured Emerging Markets Fund; Eaton Vance Tax-Managed Emerging Markets Fund; Emerging Markets Equity Mgrs Portfolio 1 Offshore Masters LP; Ontario Teacher Pension Plan Board; Taconic Opportunity Fund LP; Taconic Opportunity Master Fund LP; Shell Pension Trust; Ixis International Funds; Vanguard Global Eq Fund As. O. V. Horizon all by proxy: Talita Car Vidotto; José Augusto da Gama Figueira; Marco Norci Schroeder; Maria Gabriela Campos da Silva Menezes Côrtes; Gilberto Souza Esmeraldo; Leandro Luiz Zancan; Andrea Gerlach Lima de Alencar.)

I hereby certify that this document is an authentic copy of the minutes recorded at the Company’s Books.

Rio de Janeiro, May 20, 2008.

Leandro Luiz Zancan Chairman	Maria Gabriela Campos de Menezes Côrtes Secretary

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Extraordinary General Shareholders’ Meeting held on May 20, 2008